SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ----------------

                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                    UNDER THE TRUST INDENTURE ACT OF 1939 OF
                   A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                                ----------------

                CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                  OF A TRUSTEE PURSUANT TO SECTION 305(B)(2)___

                                ----------------

                     U. S. TRUST COMPANY OF CALIFORNIA, N.A.
               (Exact name of trustee as specified in its charter)

                                                          95-4311476
                                                       (I.R.S. employer
                                                      identification No.)

515 South Flower Street, Suite 2700
          Los Angeles, CA                                   97001
       (Address of principal                              (Zip Code)
         executive offices)

                                   DWIGHT LIU
                       315 South Flower Street, Suite 2700
                          Los Angeles, California 90071
                                 (213) 861-5000

                     (Name, address, including zip code and
                     telephone number of agent for service)

                                ----------------

                                ILX INCORPORATED
              (Exact name of obligors as specified in its charter)

             ARIZONA                                       86-0564171
   (State or other jurisdiction                        (I.R.S. Employer
 of incorporation or organization)                    identification No.)

                            2777 East Camelback Road
                                Phoenix, AZ 85016
                                 (602) 957-2777

                    (Address of principal executive offices)

               10% Convertible Adjustable Secured Bonds, Due 2000
                         (Title of indenture securities)


                                     GENERAL

1.       General Information.

         Furnish the following information as to the trustee:

         (a) Name and address of each examining or supervising authority to which it is subject.

                  Comptroller of the Currency
                  490 L'Enfant Plaza East, S.W.
                  Washington, D.C. 20219

                  Federal Deposit Insurance Corporation
                  550 17th Street, N.W.
                  Washington, D.C. 20429

                  Federal Reserve Bank (12th District)
                  San Francisco, California

         (b) Whether it is authorized to exercise corporate trust powers.

         The trustee is authorized to exercise corporate trust powers.

2.       Affiliations with the Obligor

         If the obligor is an affiliate of the trustee, describe each such affiliation.

         None.

3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14 and 15.

         The obligor currently is not in default under any of its outstanding securities for which U. S. Trust Company of California, N. A. is Trustee. Accordingly, responses to Items 3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14 and 15 of Form T-1 are
         not required under General Instruction B.

16.      List of Exhibits

         T-1.1 -           A copy of the Articles of Association of U. S.
                           Trust Company of California, N. A. currently in effect; incorporated herein by reference to Exhibit T-1.1 filed with Form T-1 Statement, Registration No. 33-33031.

         T-1.2 -           Included in Exhibit T-1.1

         T-1.3 -           Included in Exhibit T-1.1

         T-1.4 - A copy of the By-Laws of U. S. Trust Company of California, N. A., as amended to date; incorporated by reference to Exhibit T-1.4 filed with Form T-1 Statement, Registration No. 33-54136.

         T-1.6 - The consent of the trustee required by Section 321(b) of the Trust Indenture Act of 1939; incorporated herein by reference to Exhibit T-1.6 filed with Form T-1 Statement, Registration No. 33-33031.

         T-1.7 - A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

NOTE

As of July 25, 1995 the trustee had 20,000 shares of Capital Stock outstanding, all of which are owned by U. S. Trust Corporation. U. S. Trust Corporation had 9,653,964 shares of Common Stock as of July 25, 1995.

The term  "trustee"  in Items 2, 5, 6, 7, 8, 9, 10, 11, and 14 refers to each of
U. S. Trust Company of California, N. A. and U. S. Trust Corporation.

In answering Item 2 in this statement of eligibility as to matters peculiarly within the knowledge of the obligor or its directors, the trustee has relied upon information furnished to it by the obligor and will reply on information to be furnished by the obligor and the trustee disclaims responsibility for the accuracy or completeness of such information.

                                ----------------

Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, U.
S. Trust Company of California, N. A., a corporation organized and existing under the laws of the State of California, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Los Angeles, and State of California, on the 26th day of July 1995.

                                  U. S. TRUST COMPANY OF CALIFORNIA, N.A.
                                  TRUSTEE

                                  By:  Sandee' Parks
                                      -----------------------------------
                                                Sandee' Parks
                                            Authorized Signatory


                                  EXHIBIT T-1.7

U. S. TRUST COMPANY OF CALIFORNIA  Call Dates 03/31/95 ST-BK: 06-0784  FFIEC 033
515 S. FLOWER STREET, SUITE 2700                                       Page AC-1
LOS ANGELES, CA 90071-2291         Vendor ID: D        CERT: 33332           9

Transit Number: 12204024

Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks for March 31, 1995

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

Schedule RC - Balance Sheet


                                                                                                               C200 -
                                                                                          Dollar Amounts in Thousands
----------------------------------------------------------------------------------------------------------------------------

ASSETS
 1. Cash and balances due from depository institutions
       (from Schedule RC-A:                                                               RCOM
    a. Noninterest-bearing balances and currency and coin (1)                             0061..         748            1.a
    b. Interest-bearing balances (2)                                                      0071..         275            1.b
 2. Securities
    a. Held-to-maturity securities (from Schedule RC-8, column A)                         1756..           0            2.a
    b. Available-for-sale securities (from Schedule RC-8, column O                        1773..      72,371            2.b
 3. Federal funds sold and securities purchased under agreements to resell:
    a. Federal funds sold                                                                 0276..           0            3.a
    b. Securities purchased under agreements to resell                                    0277..           0            3.b
 4. Loans and Lease financing receivables:
    a. Loans and Leases, net of unearned income                        RCOM
       (from Schedule RC-C)                                            2122..   75,821                                  4.a
    b. LESS: Allowance for Loan and Lease Losses                       3123..    1,022                                  4.b
    c. LESS: Allocated transfer risk reserve                           3128..        0                                  4.c
    d. Loans and Leases, net of unearned income,
       allowance, and reserve (item 4.a minus 4.b and 4.c)                                2125..      74,799            4.d
 5. Trading assets                                                                        3545..           0            5.
 6. Premises and fixed assets (including capitalized leases)                              2145..       7,902            6.
 7. Other real estate owned (from Schedule RC-M)                                          2150..           0            7.
 8. Investments in unconsolidated subsidiaries and associated
       companies (from Schedule RC-M)                                                     2130..           0            8.
 9. Customers' liability to this bank on acceptances outstanding                          2155..           0            9.
10. Intangible assets (from Schedule RC-M)                                                2143..       1,534           10.
11. Other assets (from Schedule RC-F)                                                     2160..       3,424           11.
12. Total assets (sum of items 1 through 11                                               2170..     161,053           12.
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(1) Includes cash items in process of collection and unposted debits.
(2) Includes time certificates of deposit not held for trading.






U. S. TRUST COMPANY OF CALIFORNIA  Call Dates 03/31/95  ST-BK: 06-0784 FFIEC 033
515 S. FLOWER STREET, SUITE 2700                                     Page AC-  1
LOS ANGELES, CA 90071-2291         Vendor ID: D         CERT: 33332        9

Transit Number: 12204024

Schedule RC - Continued

                                                                                                               C200 -
                                                                                          Dollar Amounts in Thousands
----------------------------------------------------------------------------------------------------------------------------
LIABILITIES
13. Deposits
    a. In domestic offices (sum of totals of                                              RCOM
       columns A and C from Schedule RC-E)                                                2200..         131,897        13.a
                                                                      RCOM
       (1) Noninterest-bearing (1)                                    6631..      6,445                       --        13.a.1
       (2) Interest-bearing                                           6636      125,452                       --        13.a.2
    b. In foreign offices, Edge and Agreement subsidiaries, and IBFs                                          --
       (1) Noninterest-bearing                                                                                --
       (2) Interest-bearing                                                                                   --
14. Federal funds purchased and securities sold under agreements to repurchase:
    a. Federal funds purchased                                                            0278..           6,972        14.a
    b. Securities sold under agreements to repurchase                                     0279..               0        14.b
15. a. Demand notes issued to the U.S. Treasury                                           2840..               0        15.a
    b. Trading liabilities                                                                3548..               0        13.b
16. Other borrowed money:
    a. With original maturity of one year or less                                         2332..               0        16.a
    b. With original maturity of more than one year                                       2333..               0        16.b
17. Mortgage indebtedness and obligations under capitalized leases                        2910..               0        17.
18. Bank's liability on acceptances executed and outstanding                              2920..               0        18.
19. Subordinated notes and debentures                                                     3200..               0        19.
20. Other liabilities (from Schedule RC-G)                                                2930..           3,674        20.
21. Total liabilities (sum of items 13 through 20)                                        2948..         142,543        21.

22. Limited-life preferred stock and relates surplus                                      3282..               0        22.

EQUITY CAPITAL
23. Perpetual preferred stock and relates surplus                                         3838..           5,000        23.
24. Common Stock                                                                          3230..           2,000        24.
25. Surplus (exclude all surplus related to preferred stock)                              3839..          10,251        25.
26. a. Undivided profits and capital reserves                                             3632..           1,404        26.a.
    b. Net unrealized holding gains (losses) on available-for-sale
       securities                                                                         8434..(            145)       26.b.
27. Cumulative foreign currency translation adjustments                                                                 27.
28. Total equity capital (sum of items 23 through 27)                                     3210..          18,510        28.
29. Total liabilities, limited-life preferred stock, and equity
       capital (sum of items 21,22, and 28)                                               3300..         161,053        29.

Memorandum To be reported only with the March Report of Condition.

1. Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external auditors as of any date during 1994 6724.. 1. M.1

1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank
2 = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)
3 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)
4 = Directors' examination of the bank performed by other external auditors (may be required by state chartering authority)
5 = Review  of  the  bank's  financial  statements  by  external  auditors
6 = Compilation of the bank's financial statements by external auditor
7 = Other audit  procedures  (excluding  tax  preparation  work)
8 = No external audit work

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(1)  Includes  total demand  deposits and  noninterest-bearing  time and savings deposits.